                       BB&T CORPORATION AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                         For the Periods as Indicated

                                                                                              For the Three Months
                                                                                                 Ended June 30,
                                                                                     -------------------------------------------
                                                                                            1999                    1998
                                                                                     -------------------    --------------------
                                                                                     (Dollars in thousands except per share data)
Basic Earnings Per Share:
     Weighted average number of common shares outstanding during the period                  306,431,875             302,781,582
                                                                                     ===================    ====================

     Net income                                                                      $           152,792    $            128,039
                                                                                     ===================    ====================
     Basic earnings per share                                                        $               .50    $                .42
                                                                                     ===================    ====================
Diluted Earnings Per Share:
     Weighted average number of common shares outstanding during the period                  306,431,875             302,781,582

     Add-
         Dilutive effect of outstanding options (as determined by application of
           treasury stock method)                                                              5,945,734               6,246,819
                                                                                     -------------------    --------------------
     Weighted average number of common shares, as adjusted                                   312,377,609             309,028,401
                                                                                     ===================    ====================

     Net income                                                                      $           152,792    $            128,039
                                                                                     ===================    ====================
     Diluted earnings per share                                                      $               .49    $                .41
                                                                                     ===================    ====================

                                                                                                 For the Six Months
                                                                                                   Ended June 30,
                                                                                     -------------------------------------------
                                                                                           1999                    1998
                                                                                     -------------------    --------------------
Basic Earnings Per Share:
     Weighted average number of common shares outstanding during the period                  306,448,974             303,818,538
                                                                                     ===================    ====================

     Net income                                                                      $           291,215    $            248,484
                                                                                     ===================    ====================
     Basic earnings per share                                                        $               .95    $                .82
                                                                                     ===================    ====================
Diluted Earnings Per Share:
     Weighted average number of common shares outstanding during the period                  306,448,974             303,818,538

     Add-
         Dilutive effect of outstanding options (as determined by application of
           treasury stock method)                                                              6,016,174               6,330,755
                                                                                     -------------------    --------------------
     Weighted average number of common shares, as adjusted                                   312,465,148             310,149,293
                                                                                     ===================    ====================

     Net income                                                                      $           291,215    $            248,484
                                                                                     ===================    ====================
     Diluted earnings per share                                                      $               .93    $                .80
                                                                                     ===================    ====================